EXHIBIT 10.1
                                                            OHIO Grant Agreement


                                    AGREEMENT

                                     BETWEEN

                                  STATE OF OHIO
                            DEPARTMENT OF DEVELOPMENT
                         COMMUNITY DEVELOPMENT DIVISION
                           OFFICE OF ENERGY EFFICIENCY
                    (hereinafter referred to as the GRANTOR)

                                       AND

                                  HydroGen Inc.
                               1801 Route 51 South
                            Jefferson Hills, PA 15025
                           FED. TAX I.D. #: 86-0965692
                    (hereinafter referred to as the GRANTEE)

                                       FOR

           SEP-Utilities/Power-Renewables-Advanced Energy Technologies

                          Beginning: September 1, 2005

                                       and

                              Ending: July 31, 2007

                               Grant Number: 06-05
                                 GRANT AGREEMENT

      This Grant Agreement (the "Agreement") is entered into by and between the State of Ohio, Department of Development (hereinafter variously referred to as the "Grantor"), located at 77 South High Street, Columbus, Ohio 43215 and HydroGen Inc., (hereinafter variously referred to as the "Grantee"), located at 1801 Route 51 South, Jefferson Hills, PA 15025, for the purpose of undertaking the project and activities as set forth in the "Scope of Work" attached hereto and incorporated herein as Exhibit I (hereinafter referred to as "the Project") during the period September 1, 2005 through July 31, 2007.

Grantee Federal Tax ID No. 86-0965692                            Grant No. 06-05

                           STATEMENT OF THE AGREEMENT

In consideration of the mutual promises and covenants herein set forth, the parties hereto mutually agree that:

      1. Grant of Funds. The State of Ohio, Department of Development hereby grants Federal funds in the amount of $1,250,000.00 for Grantee's performance of the Project.

      2. Compliance. The Project shall be performed in accordance with any and all applicable local, state, and federal statutes, constitutions, regulations, directives, guidelines, approved state plans, or other requirements of the Grantor in effect at the time of the execution of this Agreement or thereafter. The Grantee accepts full responsibility for payment of any and all unemployment compensation, insurance premiums, workers' compensation premiums, income tax deductions, social security deductions, and any and all other taxes or payroll deductions required for all employees engaged by Grantee in the performance of the work and activities authorized by this Agreement. The Grantee accepts full responsibility for providing workers with proper safety equipment and taking any and all necessary precautions to guarantee the safety of workers or persons otherwise affected.

      3. Management of Moneys. The funds granted herein shall be paid to the Grantee on a reimbursement basis and are to be requested with supporting financial documentation as set forth in Exhibit II. The Grantee shall record all moneys received under this Agreement in a separate account on the books and records of the Grantee. All payments to the Grantee under this Agreement are to be used solely for the Project. All requests for payment must be completed on forms B.1 and B.2, with payment to be made in accordance with Exhibit II. The Grantee shall not pledge said moneys as security for any loan or debt of any kind. If said money is not so used, it shall be returned to the Grantor. In the event that the total amount of the grant exceeds the cost of the project during the term of this Agreement, the remaining moneys shall be returned to the Grantor within sixty (60) days of the expiration or termination of this Agreement.

      4. Limitation on Expenditure of Funds. Expenses charged against the funds granted herein shall not be incurred by the Grantee except during the period of this Agreement as set forth above, and may be incurred only as necessary in the performance of the Project. All expenses incurred or obligated for the approved program must be supported by approved signed contracts, purchase orders, requisitions, bills, or other evidence of liability consistent with the Grantee's established procurement procedures. The Grantee shall require delivery before payment is made for purchased goods, equipment, or services, unless the Grantee obtains reasonably satisfactory security from the vendor for payment made. The Grantee and Grantor shall act in accordance with the provisions of 10 CFR 600.134 in relationship to the use and disposition of any and all equipment purchased with the funds granted to the Grantee hereunder.

      5. Reports, Records and Evaluations. The Grantee shall submit to the Grantor reports detailing the expenditures of the funds granted pursuant to this Agreement and such other reports as may be reasonably required by the Grantor, including the reports listed, and according to the schedule set forth, in
Exhibit II, which is attached hereto, made a part hereof and incorporated by reference herein as if fully set forth herein. The Grantor shall evaluate, and provide guidance to the Grantee in preparing all required reports, records, and evaluations to be submitted under the terms of this Agreement. Grantee staff and Board members shall cooperate with authorized personnel of the Grantor in their program monitoring and shall maintain, and make available all programmatic and performance records necessary for said monitoring within a reasonable time. Failure to submit any one of the reports listed in Exhibit II, submission of erroneous information in said reports, failure to maintain any one of the records listed in Exhibit II, or failure to correct any discrepancies or weaknesses identified by the Grantor as a result of examination of any reports or records, which continues for a period of thirty (30) days following written notice of such failure, may be considered grounds for suspension of financial assistance and termination of this Agreement. Using generally accepted accounting principles, the Grantee shall prepare and retain any books and records necessary to ensure compliance with the terms and conditions of this Agreement as set forth in Exhibit II.

      6. Auditing Standards. The Grantee acknowledges that this Agreement involves the use of federal funds and as such is subject to audit by the agency of the United States government granting funds to the Grantor for purposes of performing the Project. As directed by the Grantor, the Project will be subject to fiscal and compliance audits in accordance with Generally Accepted Auditing Standards as promulgated by OMB Circulars A-110, A-128, or A-133 (whichever applicable), United States General Accounting Office Guidelines for Financial and Compliance Audits of Federally Assisted Programs.

      7. Rights of Inspection. The Grantee shall permit the Grantor and/or its agents, including but not limited to the Auditor of the State of Ohio, upon reasonable notice from Grantor, to inspect, during normal business hours, any books and records necessary to ensure compliance with the terms and conditions of this Agreement as set forth in Exhibit II. Any such information determined to be Trade Secrets pursuant to ORC Section 1333.61 will be held as confidential. The Grantee warrants by executing this Agreement its understanding that rights of inspection (i) extend to agents of the Grantor's federal agency, including but not limited to the Inspector General's Office, the Government Accounting Office, and the Comptroller General; (ii) include the rights to examine the Grantee's corporate accounts or other accounts and/or funding sources within the control and/or name of the Grantee when there is evidence (e.g., vouchers, invoices, canceled checks, descriptions, etc.) that these books contain original or substantial source documentation of the federal funds granted herein; and
(iii) contain the Grantee's covenant to make all fiscal records available for inspection to authorized audit personnel of the Grantor and its federal agencies. The Grantee shall further permit the Grantor to perform monitoring, evaluation, and audit activities as determined to be necessary in the sole reasonable discretion of the Grantor.

      8. Maintenance of Records. All required records as set forth in Exhibit II shall be maintained by the Grantee for a period of three (3) years from the date the final report is submitted, except in cases where unresolved audit questions may require retention of some or all of said records for a longer period as determined by Grantor.

      9. Federal Assurances, Certifications, and Property Provisions. The Grantee shall review and complete the documents attached hereto in Exhibit III in accordance with any and all instructions contained within such documents and shall comply with any laws, directives, guidelines, or other requirements described therein.

      10. Instructions from Grantor. The Grantor may, from time to time as it deems appropriate and necessary, communicate specific instructions and requests to the Grantee concerning the performance of the work described in this Agreement. Upon such notice and within a reasonable time, the Grantee shall comply with such instructions and fulfill such requests to the reasonable satisfaction of the Grantor, which instructions shall be consistent with the terms and purposes of this Agreement. It is expressly understood by the parties that these instructions and requests are for the sole purpose of performing the specific tasks requested to ensure the satisfactory completion of the work described in this Agreement and are not intended to amend or alter this Agreement or any part thereof.

      11. Covenant Against Contingency Fees. The Grantee covenants that no person or selling agency or other organization has been employed or retained to solicit or secure this Agreement upon an agreement or understanding for a commission, percentage, brokerage, or contingent fee. For breach or violation of this covenant the Grantor shall have the right to rescind this Agreement without liability or, in its discretion, to deduct from the Agreement or otherwise recover the full amount of such commission, percentage, brokerage, or contingent fee, or to seek such other remedies as may be legally available.

      12. Termination. The Grantor may terminate this Agreement in any one of the following instances:

      (i) the Grantor determines that the governing board of the Grantee cannot or will not take the necessary action to bring the Grantee into compliance with applicable requirements of 10 C.F.R. 600, with the requirements of any applicable program statute or rule, or with any other term or condition of this Agreement within the time allowed by the Grantor;

      (ii) the Grantee ceases to exist or becomes legally incapable of performing its responsibilities under this Agreement; or

      (iii) the Grantee fails to comply with any provision of this Agreement which failure continues following the expiration of any applicable cure period.

      (a) Notice of Termination. The Grantor shall provide written notification of intent to terminate to the governing board of the Grantee. The notification shall include the charges for such proposed action, sections of the statutes, rules, regulations or contractual obligations that the Grantee is charged with violating, and a statement of the Grantee's right to request a public hearing on the proposed termination by making a written request within thirty days of the date of receipt of the notice. The notice shall also inform the Grantee that the Grantee may be represented by an attorney or by such other representative as designated by a majority of the governing board of the Grantee.


      (b) Failure of Notice Process. When any notice of intent to terminate sent by certified mail is returned because of inability to deliver, the notice required shall be sent by ordinary mail evidenced by a certificate of mailing to the chairperson of the Grantee.

      (c) Partial Termination. The Grantor and the Grantee may agree to a partial termination of this Agreement, in which event the Grantor and the Grantee shall, in writing, specify the nature and extent of the partial termination.

      13. Force Majeure. Neither party hereto shall be considered in default in the performance of its obligations hereunder, or be liable in damages or otherwise except as expressly set forth in this Agreement for any failure or delay in performance which is due to strike, lockout, concerted act of workers or other industrial disturbance, riot or armed conflict whether declared or undeclared, curtailment, shortage, rationing or allocation of normal sources of supply of labor, materials, transportation, energy, or utilities, accident, Act of God, delay of Grantee's subcontractors or vendors, sufferance of or voluntary compliance with acts of government and government regulations (whether or not valid), embargo, machinery or equipment breakdown, or due to any other cause whether similar or dissimilar to any of the causes or categories of causes above and which is beyond the reasonable control of the party claiming excuse hereunder.

      14. Effects of Termination. In the event of termination, all property and finished or unfinished documents, data, studies and reports purchased or prepared by the Grantee under this Agreement shall be disposed of according to Grantor directives, and the Grantee shall be entitled to compensation for any unreimbursed expenses reasonably and necessarily incurred in the satisfactory performance of this Agreement at any time up to the effective date of termination (notwithstanding that a request for reimbursement may not be submitted until following such termination date). [The Grantee shall incur no new obligations after the notice of the termination of this Agreement, and shall cancel as many outstanding obligations as possible, it being understood, however, that this sentence shall apply solely to obligations being funded by or through Grantor.] In the case of a partial termination, the Grantee shall incur no obligations other than those specifically identified in the contract governing the partial termination. Notwithstanding any of the provisions of this section, the Grantee shall not be relieved of its responsibility for damages sustained by the Grantor by virtue of any breach of contract by the Grantee, and the Grantor may withhold any reimbursement to the Grantee for the purpose of set-off until such time as the exact amount of damages due the Grantor from the Grantee is agreed upon or otherwise determined.

      15. Request to Terminate by Grantee. Notwithstanding any of the provisions of this section, if the Grantee is unable or unwilling to comply with such additional conditions as may be lawfully applied by the Grantor, the Grantee may request to terminate this Agreement by giving reasonable written notice to the Grantor, signifying the effective date thereof, the reasons for requesting the termination, and an appropriate budget revision. In such event, the Grantor shall terminate the Agreement only if both parties agree to the termination and to the conditions under which it shall occur.

      16. Equal Employment Opportunity. The Grantee will not discriminate against any employee or applicant for employment because of race, religion, color, sex, national origin, handicap, or age. The Grantee will take affirmative action to ensure the employment of qualified applicants without regard to the race, religion, color, sex, national origin, handicap, or age of such applicants. Such action shall include, but not be limited to, the following:
Employment, Upgrading, Demotion, Termination, Rates of Pay or other Forms of Compensation, and Selection for Training, including Apprenticeship. The Grantee agrees to post in conspicuous places, available to employees and applicants for employment, notices setting forth the provisions of this non-discrimination clause. The Grantee will, in all solicitations or advertisements for employment positions, expressly indicate that applications placed for consideration of employment will be reviewed without regard to the race, religion, color, sex, national origin, handicap, or age of the applicant. The Grantee will incorporate the foregoing requirements of this section in all of its contracts for any of the work described herein and will require all of its subcontractors for any part of such work to incorporate such requirements in all subcontracts for such work.

      17. Age Discrimination. Any prohibition against discrimination on the basis of age under the Age Discrimination Act of 1975 or with respect to an otherwise qualified handicapped individual as provided in Section 504 of the Rehabilitation Act of 1973 shall also apply to any program or activity funded in whole or in part with funds made available under this Agreement.

      18. Indemnification. The Grantee agrees to indemnify and to hold the Grantor and State of Ohio harmless and immune from any and all claims for injury or damages arising from this Agreement and Grantee's performance of the obligations or activities in furtherance of the Project which are attributable to the Grantee's own actions or omissions or those of its trustees, officers, employees, subcontractors, suppliers, third parties utilized by the Grantee, or joint venturers while acting under this Agreement. Such claims shall include, but are not limited to, any claims made under the Fair Labor Standards Act or under any other federal or state law involving wages, overtime, or employment matters and any claims involving patents, copyrights, and trademarks. The Grantee shall bear all costs associated with defending the Grantor and the State of Ohio against any claims.

      19. Conflict of Interest. No personnel of Grantee, any subcontractor of Grantee or public official, who exercises any functions or responsibilities in connection with the review or approval of the work completed under this Agreement shall, prior to the completion of said work, voluntarily or involuntarily acquire any personal interest, direct or indirect, which is incompatible or in conflict with the discharge or fulfillment of his functions or responsibilities with respect to the completion of the work contemplated under this Agreement. Any such person who, prior to or after the execution of this Agreement, acquires any personal interest, involuntarily or voluntarily, shall immediately disclose his interest to Grantor in writing. Thereafter, he shall not participate in any action affecting the work under this Agreement unless Grantor determines that, in light of the personal interest disclosed, his participation in any such action would not be contrary to the public interest.

      20. Certification of Funds. None of the rights, duties and obligations described in this Agreement shall be binding on either party until all statutory provisions of the Ohio Revised Code, including but not limited to Section 126.07, have been complied with and until such time as all necessary funds are made available and forthcoming from the appropriate state or federal agencies.

      21. Miscellaneous.

      a). Governing Law. This Agreement shall be governed by the laws of the State of Ohio as to all matters, including but not limited to matters of validity, construction, effect and performance.

      b). Forum and Venue. All actions regarding this Agreement shall be forumed and venued in a court of competent subject matter jurisdiction in Franklin County, Ohio.

      c). Entire Agreement. This Agreement and its exhibits and any documents referred to herein constitute the complete understanding of the parties and merge and supersede any and all other discussions, agreements and understandings, either oral or written, between the parties with respect to the subject matter hereof.

      d). Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions of this Agreement.

      e). Waiver. Terms, conditions, or requirements of the Agreement may be waived only upon the express written consent of the Grantor as allowed by law. No act or forbearance or failure to insist on the prompt performance by the Grantee of its obligations under this Agreement, either express or implied, shall be construed as a waiver by the Grantor of any of its rights hereunder or at law.

      f). Notices. All notices, consents, demands, requests and other communications which may or are required to be given hereunder shall be in writing and shall be deemed duly given if personally delivered or sent by United States mail, prepaid, to the addresses set forth hereunder or to such other address as the other party hereto may designate in written notice transmitted in accordance with the provision.


                  1.) In case of the Grantor to:

                           Ohio Department of Development
                           Office of Energy Efficiency
                           P. O. Box 1001
                           Columbus, Ohio 43216-1001
                           Attention: William Manz
                           (614) 466-6797

                  2.) In case of the Grantee to:

                           HydroGen Inc.
                           1801 Route 51 South
                           Jefferson Hills, PA  15025
                           Attention:  Joshua Tosteson
                           (412)405-1000

      g). Amendments or Modifications. Either party may at any time during the term of this Agreement request amendments or modifications. Requests for amendment or modification of this Agreement shall be in writing and shall specify the requested changes and the justification of such changes. The parties shall review the request for modification in terms of the regulations and goals relating to the Project. Should the parties consent to modification of the Agreement, then an amendment shall be drawn, approved, and executed in the same manner as the original Agreement.

      h). Pronouns. The use of any gender pronoun shall be deemed to include all the other genders, and the use of any singular noun or verb shall be deemed to include the plural, and vice versa, whenever the context so requires.

      i). Headings. Section headings contained in this Agreement are inserted for convenience only and shall not be deemed to be a part of this Agreement.

      j). Assignment. Neither this Agreement nor any rights, duties, or obligations described herein shall be assigned or subcontracted by the Grantee without the prior express written consent of the Grantor, which shall not be unreasonably withheld.

      k). Travel Expenses. If contemplated under this Agreement, the Grantee, its employees or agents, shall be reimbursed for travel expenses pursuant to the requirements listed in Ohio Administrative Code Section 126-1-02.

      l). Outstanding Liabilities. The Grantee affirmatively covenants that it does not owe: (1) any delinquent taxes to the State of Ohio (the "State") or a political subdivision of the State; (2) any monies to the State or a state agency for the administration or enforcement of any environmental laws of the State; and (3) any other moneys to the State, a state agency or a political subdivision of the State that are past due, whether the amounts owed are being contested in a court of law or not.

      m). Falsification of Information. The Grantee affirmatively covenants that it has made no false statements to the Grantor in the process of obtaining this grant of funds. If the Grantee has knowingly made a false statement to the Grantor to obtain this grant of funds, the Grantee shall be required to return all funds immediately pursuant to Ohio Revised Code Section 9.66(C)(2) and shall be ineligible for any future economic development assistance from the State, any state agency or a political subdivision pursuant to O.R.C. Section 9.66(C)(1). Any person who provides a false statement to secure economic development assistance may be guilty of falsification, a misdemeanor of the first degree, pursuant to O.R.C. Section 2921.13(D)(1), which is punishable by a fine of not more than $1,000.00 and/or a term of imprisonment of not more than six months.

      n). Successor In Interest. Each and all of the terms and conditions of this Agreement shall extend to and bind and inure to the benefit of not only Grantee, but to its successors and permitted assigns.

      IN WITNESS WHEREOF, the parties hereto have executed this Grant Agreement as of the day and year set forth below.

GRANTEE:                                        GRANTOR:

HydroGen Inc.                                   State of Ohio
                                                Department of Development



                                                By:  /S/ Bruce Johnson
                                                     ---------------------------
By: /S/Joshua Tosteson                               Lt. Governor Bruce Johnson
    ----------------------                           Director of Development
    Joshua Tosteson,
    President

                                                Date:  8/26/05
Date: 8/26/05

Attachments:
       Exhibit I   -  Proposal
       Exhibit II  -  Reporting Requirements
       Exhibit III -  Federal Assurances, Certifications and Property Provisions